Oppenheimer Holdings Inc. Fourth Quarter and Full Year 2024 Investor Update

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2024 (the “2023 10-K”) and Quarterly Report on Form 10-Q for the quarter-ended September 30, 2024 filed with the SEC on October 25, 2024 (the “2024 10-Q3”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2024 10-Q3. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2023 10-K, the 2024 10-Q3 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. 3 • Hong Kong, China• London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel (1) Represents book value less goodwill and intangible assets divided by number of shares outstanding. (2) Attributable to Oppenheimer Holdings Inc. $71.6 million Net Income in 2024 $1.4 billion Revenue in 2024 Business Overview Oppenheimer Snapshot (as of 12/31/2024) Listed NYSE Ticker: OPY Stockholders' Equity ($M)(2): $850.4 Market Cap ($M): $662.2 Book Value per Share: $82.31 Tangible Book Value per Share:(1) $64.96 Share Price: $64.09 4Q-24 Earnings per Share (Basic)(2): $1.04 4Q-24 Earnings per Share (Diluted)(2): $0.92 2024 Earnings per Share (Basic)(2): $6.91 2024 Earnings per Share (Diluted)(2): $6.37 P/E Ratio (TTM): 9.27 Dividend Yield (TTM): 1.03% Employees: 3,018 # of Financial Advisors: 931 Retail Branches in the US: 88 Client Assets under Administration ($B): $129.5 Assets Under Management ($B): $49.4 .

Summary Operating Results: 4Q-24 vs. 4Q-23 (Unaudited)

OPPENHEIMER

($000's, except otherwise indicated)

For the 3-Months Ended

REVENUE	12/31/2024	12/31/2023	% Change
Commissions	$ 113,726	$ 90,074	26.3 %
Advisory fees	129,758	105,465	23.0 %
Investment banking	44,606	22,311	99.9 %
Bank deposit sweep income	32,364	37,534	-13.8 %
Interest	35,932	25,859	39.0 %
Principal transactions, net	12,012	18,712	-35.8 %
Other	7,019	8,334	-15.8 %
Total Revenue	**375,417**	**308,289**	**21.8 %**
EXPENSES			
Compensation and related expenses	256,439	193,196	32.7 %
Non-compensation related expenses	101,911	97,261	4.8 %
Total Expenses	**358,350**	**290,457**	**23.4 %**
Pre-tax income	17,067	17,832	(4.3)%
Net income attributable to Oppenheimer Holdings Inc.	**$ 10,729**	**$ 11,100**	**(3.3)%**
Earnings (loss) per share (Basic)[1]	$ 1.04	$ 1.07	(2.8)%
Earnings (loss) per share (Diluted)[1]	$ 0.92	$ 0.98	(6.1)%

[1] Attributable to Oppenheimer Holdings Inc.

[2] Expenses associated with share appreciation rights totaled $20.5 million (pre-tax) for the three-months ended December 31, 2024 and were solely impacted by the increase in OPY Class A non-voting share price from $51.01 at 9/30/24 to $64.09 at 12/31/24.

Highlights

- Revenue of $375.4 million, net income of $10.7 million and basic earnings per share of $1.04 for the fourth quarter of 2024
- Increased revenue for the fourth quarter of 2024 was primarily driven by significantly higher advisory fees attributable to a rise in billable assets under management ("AUM"), an increase in transaction-based commissions as well as improved investment banking and interest revenue
- AUM at December 31, 2024 were at record levels due to market appreciation
- Compensation expenses increased from the prior year quarter largely as a result of higher salary expense associated with new personnel, elevated costs associated with share appreciation rights[2], higher incentive compensation accruals and greater production-related expenses
- Non-compensation expenses increased from the prior year quarter primarily due to higher interest and technology-related expenses partially offset by lower legal costs
- Successfully redeemed all outstanding Senior Secured Notes on October 10, 2024
- Total stockholders' equity, book value and tangible book value per share reached new record highs as a result of positive earnings

4

Earnings (loss) per share (Basic)1 $ 6.91 $ 2.81 145.9% Earnings (loss) per share (Diluted)1 $ 6.37 $ 2.59 145.9% Summary Operating Results: 2024 vs. 2023 (Unaudited) 5 Highlights ($000’s, except otherwise indicated) For the 12-Months Ended REVENUE 12/31/2024 12/31/2023 % Change Commissions $ 409,710 $ 349,248 17.3 % Advisory fees 483,433 415,679 16.3 % Investment banking 176,447 117,665 50.0 % Bank deposit sweep income 138,770 172,807 -19.7 % Interest 135,537 104,550 29.6 % Principal transactions, net 54,684 65,347 -16.3 % Other 33,915 23,529 44.1 % Total Revenue 1,432,496 1,248,825 14.7 % EXPENSES Compensation and related expenses 936,814 782,396 19.7 % Non-compensation related expenses 389,925 419,659 (7.1) % Total Expenses 1,326,739 1,202,055 10.4 % Pre-tax income 105,757 46,770 126.1 % Net income attributable to Oppenheimer Holdings Inc. $ 71,557 $ 30,179 137.1 % Record revenue for the full year 2024 driven by higher advisory fees attributable to a rise in billable assets under management ("AUM"), an increase in transaction-based commissions as well as significantly improved investment banking and interest revenue Revenue of $1.4 billion, net income of $71.6 million and basic earnings per share of $6.91 for the full year 2024 Compensation expenses increased from the prior year largely as a result of higher production- related expenses, incentive compensation accruals and elevated costs associated with stock appreciation rights2 Lower non-compensation expenses for the full year 2024 primarily reflect lower legal and regulatory costs, partially offset by higher interest expense on short-term borrowings The effective tax rate for the 2024 year improved to 32.6% compared with 35.3% for the prior year primarily due to the absence of a non-deductible $13.0 million regulatory settlement, which was recorded in 2023 The Company repurchased 243,806 shares of Class A non-voting common stock during the full year 2024 under its previously announced share repurchase program 1 Attributable to Oppenheimer Holdings Inc. 2 Expenses associated with share appreciation rights totaled $32.6 million (pre-tax) for the year-ended December 31, 2024 and were solely impacted by the increase in OPY Class A non-voting share price from $40.74 at 12/31/23 to $64.09 at 12/31/24.

6 Select Financial Measures Earnings per Share ($)1 Net Income ($M)1Revenue ($M) Shareholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc.

7 Segment Revenue Breakdown 4Q-24 vs. 4Q-23 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 4Q-24 Revenue $375.4 MM 4Q-23 Revenue $308.3 MM 71.3 30% $2.6 Corp/Other $1.5 Corp/Other 68% 32% 73% 26% $(18.2) 1Includes $20.5 million (pre-tax) expense associated with stock appreciation rights 1

8 Segment Revenue Breakdown 2024 vs. 2023 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 2024 Revenue $1,432.5 MM 2023 Revenue $1,248.8 MM $54.5 71.3 30% $12.8 Corp/Other $12.7 Corp/Other 68% 31% 28% 71% 1Includes $32.6 million (pre-tax) expense associated with stock appreciation rights 1

Wealth Management Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Retail Investments • Hedge Funds & Fund-of-Funds • Private Equity • Private Market Opportunity (Qualified Investors only) to source investments across the private markets continuum Wealth Management Revenue ($M) Pre-Tax Income ($M) and Pre-Tax Margin (%) 931 Financial Advisors At 12/31/2024 $130B Assets under Administration At 12/31/2024 $49.4B Assets under Management At 12/31/2024 16.4% Advisory Fees 2024 vs 2023 9 25% 18% 25% 23% 27%

19.6% Sales & Trading Revenues 2024 vs 2023 Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation & Logistics Finance & Real Estate Consumer & Retail Energy Capital Markets Revenue Breakdown 2024 Capital Markets Revenue ($M) Investment Banking Focus IndustriesInstitutional Equities • Sales and Trading • Equity Research − 35+ senior research analysts covering 600+ companies • Corporate Access (Conferences & NDRs) Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations Fixed Income • Taxable Fixed Income • Non-Taxable Fixed Income • Public Finance Retail Services 49.3% Investment Banking Revenues 2024 vs 2023 2024 $447.6M 10

11 Capital Structure Book & Tangible Book Value per Share ($) Liquidity & Capital • Stockholders’ equity of $850.4 million as of December 31, 2024 • Book value ($82.31) and tangible book value ($64.96) per share at record levels largely as a result of positive earnings • The Board of Directors announced a quarterly dividend in the amount of $0.18 per share for the fourth quarter of 2024 payable on February 28, 2025 to holders of Class A non-voting and Class B voting common stock of record on February 14, 2025 As of December 31, 2024 ($ in thousands) Total Assets: $3,382,726 Stockholders’ Equity: $ 850,395 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 381.4 Regulatory Excess Net Capital: $ 357.9 82.31 54.93 65.66 72.41 76.72 Short-term Borrowings

For more information contact Investor Relations at info@opco.com